UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2023, Scott Cragg, a member of the Board of Directors (the “Board”) of Inotiv, Inc. (the “Company”), notified the Company of his decision to resign from the Board. Mr. Cragg’s resignation is effective at 11:59 p.m. ET on January 23, 2023. Mr. Cragg’s resignation is not as a result of any disagreement between him and the Company, its management, the Board or any committee of the Board.

Mr. Cragg had been appointed to the Board in November 2021 as a Class III director in connection with the Company’s acquisition of Envigo RMS Holding Corp. (“Envigo”). Pursuant to the Shareholders Agreement among the Company and certain former stockholders of Envigo (the “Shareholders Agreement”), Jermyn Street Associates LLC (“Jermyn Street”) designated Mr. Cragg as its representative on the Board. As a result of Mr. Cragg’s resignation, Jermyn Street has designated David Landman as its representative to replace Mr. Cragg, in accordance with the Shareholders Agreement.

To fill the vacancy resulting from Mr. Cragg’s resignation, the Board has appointed Mr. Landman to the Board, effective as of 12:00 a.m. ET on January 24, 2023, to serve as a Class III director of the Company for a term ending at the Annual Meeting of Shareholders in 2024.  Mr. Landman was also appointed to serve as a member and the Chair of the Compensation Committee of the Board.

Mr. Landman does not have an interest in any related person transactions (as defined in Item 404(a) of Regulation S-K) with the Company.

Mr. Landman’s compensation as a director will be consistent with the compensation package applicable to the Company’s other non-employee directors. The annual cash retainer for directors is $55,000, and the Chair of the Compensation Committee receives an additional annual cash retainer of $15,000. Non-employee directors also receive an annual equity award, in the form of restricted stock units or restricted shares, with a value equal to $110,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date: January 23, 2023	By:	/s/ Beth A. Taylor
Chief Financial Officer